Exhibit 10.1

PURCHASE AND SALE AGREEMENT

ARTICLE I: PROPERTY/PURCHASE PRICE

1.1 Certain Basic Terms.

(a)	Purchaser and Notice Address:	Inland Real Estate Acquisitions, Inc. 2901 Butterfield Road Oak Brook, Illinois 60523 Attn: Matthew Tice Telephone: (972) 930-0555 Facsimile: (630) 218-4935
	With a copy to:	The Inland Real Estate Group, Inc. 2901 Butterfield Road Oak Brook, Illinois 60523 Attn: Brett Smith Telephone: (630) 218-2885 Facsimile: (630) 218-4900

(b)	Seller and Notice Address:	South Main Center, Inc. 2001 W. Beltline Highway, Suite 200 Madison, Wisconsin 53717 Attn: Matthew Prescott Telephone: (608) 250-2099 Facsimile: (608) 250-2093

	With a copy to:	Whyte Hirschboeck Dudek S.C. 555 E. Wells Street, Suite 1900 Milwaukee, Wisconsin 53202 Attn: Brad Dallet Telephone: (414) 978-5525 Facsimile: (414) 223-5000
(c)	Date of this Agreement:	The latest date of execution by Seller and Purchaser, as shown on the signature page hereto.

(d)	Purchase Price:	$23,063,742.00

(e)	Earnest Money:	$500,000.00, deposited pursuant to Paragraph 1.3.
1

(g)	Due Diligence Period:	The period ending forty five (45) business days after the Date of this Agreement.

(h)	Closing Date:	Fifteen (15) days after the expiration of the Due Diligence Period.

(i)	Title Company:	Chicago Title Insurance Company 10 S. LaSalle Street, Suite 3100 Chicago, Illinois 60603 Attn: Nancy Castro Telephone: (312) 223-2709 Facsimile: (312) 223-3409

(j)	Escrow Agent:	Chicago Title Insurance Company 10 S. LaSalle Street, Suite 3100 Chicago, Illinois 60603 Attn: Nancy Castro Telephone: (312) 223-2709 Facsimile: (312) 223-3409

(k)	Broker:	Marcus & Millichap

1.2 Property. Subject to the terms of this Purchase and Sale Agreement (this “Agreement”), Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, the following property (the “Property”):

(a) The real Property as shown on Exhibit A, together with the buildings and improvements thereon (the “Improvements”), and all appurtenances of the above-described real property, including easements or rights-of-way relating thereto, and, without warranty, all right, title, and interest, if any, of Seller in and to the land lying within any street or roadway adjoining the real property described above or any vacated or hereafter vacated street or alley adjoining said real property.

(b) All of Seller’s right, title and interest, in and to all fixtures, furniture, equipment, and other tangible personal property, if any, owned by Seller (the “Personal Property”) presently located on such property and used in connection with the ownership, operation and occupancy of the Property, but excluding any items of personal property owned by tenants.

2

(c) All of Seller’s right, title and interest, as landlord, in the “Leases,” being all leases, licenses and occupancy agreements of the Improvements and all guaranties of all such leases, licenses and occupancy agreements, as shown on the rent roll attached hereto as Exhibit D (the “Rent Roll”) and all leases which may be made by Seller after the date hereof and before Closing as permitted by this Agreement, including all amendments thereto, and in all rents, additional rents, reimbursements, profits, income and receipts attributed to the Property from and after the Closing Date (subject to adjustment as provided herein) and the amount deposited or to be deposited (the “Security Deposits”) under any Lease in the nature of security for the performance of the obligations of the tenant or user (individually a “Tenant”, and collectively, the “Tenants”) under the Leases.

(d) All of Seller’s right, title and interest, if any, in and to all of the following items, to the extent assignable and without warranty (the “Intangible Personal Property”): (A) licenses, permits, building inspection approvals, certificates of occupancy, approvals, subdivision maps and entitlements issued, approved or granted by all governmental authorities in connection with or relating to the operation of the Property, (B) the right to use the name of the property (if any) in connection with the Property, other transferable intangible personal property of Seller used in connection with the ownership or operation of the Property and the goodwill of Seller in connection with the Property, (C) if still in effect, guaranties and warranties received by Seller from any contractor, manufacturer or other person in connection with the construction or operation of the Property, (D) covenants, conditions and restrictions, reciprocal easement agreements, area easement agreements and other common or planned development agreements or documents benefiting the Property and (E) licenses, consents, easements, rights of way and approvals obtained from private parties to make use of utilities and to provide vehicular and pedestrian ingress and egress for the Property.

1.3 Earnest Money. Within two (2) business days after the execution of this Agreement by Purchaser, the Earnest Money, evidencing Purchaser’s good faith to perform Purchaser’s obligations under this Agreement, shall be deposited by Purchaser with the Escrow Agent. In the event that Purchaser fails to timely deposit the Earnest Money with the Escrow Agent, this Agreement shall be of no force and effect. At Closing, the Earnest Money shall be applied to the Initial Purchase Price Payment (as defined in Paragraph 1.4 below). Otherwise, the Earnest Money shall be delivered to the party entitled to receive the Earnest Money in accordance with Article 9 of this Agreement.

3

1.4            Payment of Purchase Price. Purchaser’s obligation to pay the full Purchase Price is subject to the Property being one hundred percent (100%) occupied as of the Closing Date, with all Tenants occupying their respective spaces, open for business and paying full rent, including CAM, taxes and insurance, current and in accordance with the amounts shown on the rent roll attached hereto as Exhibit D (collectively, “Occupancy Requirements”). In the event the Occupancy Requirements are not satisfied on the Closing Date, then Purchaser and Seller hereby agree that the purchase price payable at Closing shall be an amount equal to the actual annual base minimum rent payable by such Tenants, less the amount, if any, by which the pass-through amounts (i.e., CAM, taxes and insurance) payable by such Tenants are less than one hundred percent (100%) of such Tenants’ collective proportionate share, and divided by a base rent divider of 7.3719%; provided, however, in no event shall such purchase price be less than Nineteen Million One Hundred Twenty-Two Thousand Five Hundred Sixty and 00/100 Dollars ($19,122,560.00) (“Initial Purchase Price Payment’). The Initial Purchase Price Payment shall be payable by Purchaser to Seller at Closing in immediate, same day U.S. funds by federal wire transfer as provided in this Agreement. Notwithstanding anything to the contrary, with the total of all Earnout Payments made in accordance with Section 1.5, the total aggregate purchase price may increase to, but not exceed $23,997,286.00.

1.5 Earnouts. In the event the Occupancy Requirements are not satisfied at Closing, Seller shall have a period of twenty-four (24) months following the Closing (the “Earnout Period”) to earn the potential Earnout Payments. If Seller is successful in the leasing of the (i) vacant space currently existing as of the date hereof and shown on Exhibit I (the "Constructed Vacant Space") and (ii) vacant space located in a building to be constructed by Seller after the Closing (the “Unbuilt Vacant Space”, the Constructed Vacant Space and the Unbuilt Vacant Space shall be collectively referred to herein as the “Vacant Space”; it being acknowledged and agreed that should any tenant of the Property vacate its space after the Closing, such space shall not be, or be deemed to be, part of the Vacant Space), or any portion thereof, in accordance with the Leasing Parameters (as hereinafter defined) and each tenant shall have accepted their space “as is”, taken total possession, opened for business and commenced full rental payments, including CAM, taxes and insurance on a prorata basis under any such lease has occurred, all applicable tenant improvement allowances and leasing commissions have been paid in full, and Purchaser has received an Estoppel Letter reasonably acceptable to Purchaser from each such tenant (collectively, the "Earnout Requirements"), then Seller shall be entitled to receive an amount equal to the actual annual base minimum rent under such lease for the applicable portion of the Vacant Space, divided by a base rent divider of 7.3719% (such amount being referred to as an "Earnout Payment"). Within ten (10) business days after the Earnout Requirements have been satisfied and Seller has notified Purchaser in writing that it has satisfied the Earnout Requirements (and provided the Earnout Period has not expired), there shall be an Earnout Closing (herein so called). At the Earnout Closing, Purchaser shall pay to Seller the applicable

4

Earnout Payment, and Seller shall deliver to Purchaser (if not previously delivered), a down date endorsement to Purchaser's Owner's Policy of Title Insurance showing that there are no mechanic's or materialmens' liens affecting Purchaser's title to the Property caused by Seller.

It is expressly understood that (i) Seller shall waive its right to any remaining Earnout Payments if no lease for the applicable Vacant Space has been fully executed within twenty-four (24) months after the Closing Date and (ii) no tenant for a Vacant Space can be Seller or an affiliate of Seller.

It shall be Seller’s responsibility and sole cost and expense for leasing out and paying all costs related to placing the tenants into the applicable Vacant Space, including, but not limited to, any commissions, tenant improvement allowances and concessions. Leasing of the Vacant Space shall be in accordance with the leasing parameters attached hereto as Exhibit J (the "Leasing Parameters"). Following the Closing, Seller shall be responsible on a monthly basis for all CAM, taxes and insurance due on a prorata basis for the Vacant Space until such time as Seller satisfies the Earnout Requirements for the Vacant Space, but in no event following the expiration of the Earnout Period.

Purchaser shall act in a commercially reasonable manner and in good faith during its review and determination of the approval of any new proposed tenant and/or lease presented to Purchaser. Also, Purchaser agrees to respond to any request for the approval of any new proposed tenant and/or lease presented to Purchaser within ten (10) business days after receipt of such request and all reasonable documentation required to evaluate such request by Purchaser, if Purchaser fails to respond to such request within such 10-business day period and such failure continues for a period in excess of five (5) business days after Purchaser’s receipt of notice of such failure, then such proposed tenant and/or lease shall be deemed approved by Purchaser.

With respect to the Unbuilt Vacant Space, Purchaser and Seller hereby agree to enter into at Closing (i) a construction management agreement reasonably acceptable to both parties and governing the construction of the Unbuilt Vacant Space and (ii) an escrow agreement reasonably acceptable to both parties whereby as Seller incurs costs to construct the building for the Unbuilt Vacant Space, Purchaser shall deposit funds in escrow with the Title Company in amounts equal to the costs incurred by and paid for by Seller, as reasonably evidenced by Seller. Purchaser agrees to provide Seller with drafts of both (i) and (ii) within twenty-one (21) days of the Effective Date.

5

ARTICLE 2: INSPECTIONS

2.1 Property Information. Seller shall make available to Purchaser within five (5) days after the Date of this Agreement the information listed on Exhibit B attached hereto, to the extent in Seller’s possession or control (“Property Information”).

The Property Information and all other information, other than matters of public record, furnished to, or obtained through inspection of the Property by, Purchaser, its affiliates, lenders, employees or agents relating to the Property, will be treated by Purchaser, its affiliates, lenders, employees and agents as confidential, and will not be disclosed to anyone other than on a need-to-know basis to Purchaser’s consultants who agree to maintain the confidentiality of such information, and the Property Information will be returned to Seller by Purchaser if the Closing does not occur within ten (10) days after Purchaser receives a written request for such Property Information from Seller.

2.2 Inspections. Subject to the provisions of Paragraph 2.3 below, during the Due Diligence Period, Purchaser shall be permitted to make a complete review and inspection of the physical, legal, economic and environmental condition of the Property, including, without limitation, any leases and contracts affecting the Property, books and records maintained by Seller or its agents relating to the Property, pest control matters, soil condition, asbestos, PCB, hazardous waste, toxic substance or other environmental matters, compliance with building, health, safety, land use and zoning laws, regulations and orders, plans and specifications, structural, life safety, HVAC and other building system and engineering characteristics, traffic patterns, and all other information pertaining to the Property. Without representation or warranty, Seller shall cooperate in Purchaser’s review and provide Purchaser with the opportunity to review leases, financial reports and other third-party inspection reports and similar materials in Seller’s possession relating to the Property (excluding appraisals, internal valuations or similar proprietary materials that may be in Seller’s possession), including, without limitation, performing at least a one (1) year audit of Seller’s books and records relating to the Property.

6

2.3 Conduct of Inspections.

(a) Inspections in General. During the Due Diligence Period, Purchaser, its agents, and employees shall have the right to enter upon the Property for the purpose of making non-invasive inspections at Purchaser’s sole risk, cost and expense. Before any such entry and upon Seller’s request, Purchaser shall provide Seller with a certificate of insurance naming Seller as an additional insured and with an insurer and insurance limits (Minimum $1,000,000) and coverage reasonably satisfactory to Seller. All of such entries upon the Property shall be at reasonable times during normal business hours and after at least 24 hours prior notice to Seller or Seller’s agent, and Seller or Seller’s agent shall have the right to accompany Purchaser during any activities performed by Purchaser on the Property. Purchaser shall not unreasonably disturb the tenants on the Property. If any inspection or test disturbs the Property, Purchaser will restore the Property to the same condition as existed before the inspection or test. Purchaser shall indemnify, defend and hold harmless Seller and Seller’s shareholders, directors, officers, tenants, agents, contractors and employees and the Property from and against any and all losses, costs, damages, claims, or liabilities arising out of or in connection with any entry or inspections performed by Purchaser, its agents or representatives; provided, however, such indemnity shall not apply to any losses, costs, damages, claims or liabilities as a result of (i) the negligence or willful misconduct of Seller or Seller’s shareholders, directors, officers, tenants, agents, contractors and employees or (ii) a condition existing at the Property prior to any entry by Purchaser onto the Property, except to the extent such pre-existing condition was negligently or knowingly worsened by any act of Purchaser, its agents or contractors. This indemnity shall survive the Closing and any termination of this Agreement for a period of nine (9) months.

(b)            Environmental Inspections. The inspections under Paragraph 2.2 may include a non-invasive Phase I environmental inspection of the Property (to be paid for by Seller as set forth in Paragraph 6.8) but no Phase II environmental inspection or other invasive inspection or sampling of soil or materials, including without limitation construction materials, either as part of the Phase I inspection or any other inspection, shall be performed without the prior written consent of Seller, which may be withheld in its reasonable discretion, and if consented to by Seller, the proposed scope of work and the party who will perform the work shall be subject to Seller’s reasonable review and approval.

Notwithstanding anything to the contrary contained herein, Seller’s consent shall not be required with respect to a customary and reasonable Phase I environmental audit and code and zoning compliance review of the Property.

(c)               Contact with Tenants and Governmental Authorities. Purchaser shall have the right to contact any Tenant or governmental authority having jurisdiction over the Property.

7

2.4 Termination During Due Diligence Period. If Purchaser determines, in its sole and absolute discretion, before the expiration of the Due Diligence Period, for any reason or for no reason, that the Property is unacceptable for Purchaser’s purposes, Purchaser shall have the right to terminate this Agreement by giving to Seller notice of termination before the expiration of the Due Diligence Period. Upon receipt of Purchaser’s notice of termination, the Escrow Agent shall immediately refund the Earnest Money to Purchaser, and neither party shall have any further rights or liabilities hereunder except for those provisions which survive the termination of this Agreement.

2.5 Purchaser’s Reliance on its Investigations. To the maximum extent permitted by applicable law and except for Seller’s representations and warranties in Paragraph 8.1 and the warranties of title in the deed and assignment of leases and contracts and bill of sale delivered at the Closing (“Seller’s Warranties”), this sale is made and will be made without representation, covenant, or warranty of any kind (whether express, implied, or, to the maximum extent permitted by applicable law, statutory) by Seller. As a material part of the consideration for this Agreement, Purchaser agrees to accept the Property on an “As is” and “Where is” basis, with all faults and any and all latent and patent defects, and except for Seller’s Warranties, no warranty or representation is being herein made by Seller as to (a) fitness for any particular purpose, (b) merchantability, (c) design, (d) quality, (e) condition, (f) operation or income, (g) compliance with drawings or specifications, (h) absence of defects, (i) absence of hazardous or toxic substances, (j) absence of faults, (k) flooding, or (1) compliance with laws and regulations including, without limitation, those relating to health, safety, and the environment. Purchaser acknowledges that Purchaser has entered into this Agreement with the intention of making and relying upon its own investigation of the physical, environmental, economic use, compliance, and legal condition of the Property and that Purchaser is not now relying, and will not later rely, upon any representations and warranties made by Seller or anyone acting or claiming to act, by, through or under or on Seller’s behalf concerning the Property, except for Seller’s Warranties. The provisions of this Paragraph 2.5 shall survive indefinitely any closing or termination of this Agreement and shall not be merged into the closing documents.

8

ARTICLE 3: TITLE AND SURVEY REVIEW

3.1 Title Review. Within five (5) days after the Date of this Agreement, Purchaser shall order, at Seller’s cost and expense, (i) an ALTA Extended Coverage Owner’s Policy of Title Insurance and contain the following title endorsements: Comprehensive and 3.1 zoning with parking and loading dock (the “Title Policy”) and (ii) a photocopy of (or hyperlink to) all documents (“Title Documents”) describing all title exceptions shown on the title commitment. Additionally, Seller shall order, at its sole cost and expense, a currently dated plat of survey certified to Purchaser, Purchaser’s lender (if any), Seller and the Title Company and prepared in accordance with the most recent standards for ALTA\ACSM Land Title Surveys, jointly established and adopted by ALTA and ACSM, including Table A items 1, 2, 3, 4, 6, 7(a), 7(b)(i), 8, 9, 10, 11(a), 11(b) 13,14 and 16-20 (the “Updated Survey”). The Updated Survey shall further list all schedule B items noted in the title commitment, plot the same or state whether or not each affects the Property. Seller shall provide the Updated Survey to Purchaser no later than fifteen (15) days prior to the expiration of the Due Diligence Period.

3.2 Title Objections. Purchaser may advise Seller in writing and in reasonable detail, not later than the ten (10) days following the receipt of the title commitment, the Title Documents and the Updated Survey, what exceptions, if any, are not acceptable to Purchaser (the “Title Objections”). Purchaser may object to the Permitted Exceptions (as hereinafter defined), and Seller shall have five (5) days after receipt of Purchaser’s Title Objections to give Purchaser notice that (a) Seller will remove any Title Objections from title (or, if acceptable to Purchaser, in its reasonable judgment, afford the Title Company necessary information or certifications to permit it to insure over such exceptions) or (b) Seller elects not to cause such exceptions to be removed or insured over. Seller’s failure to provide notice to Purchaser as to any Title Objection within such five (5) day period shall be deemed an election by Seller not to remove the Title Objection. If Seller so notifies or is deemed to have notified that Seller will not remove or insure over any or all of the Title Objections, Purchaser, as its sole remedy, shall have a period of five (5) days thereafter to determine whether (i) to proceed with the purchase and take the Property subject to such exceptions or (ii) to terminate this Agreement. Purchaser’s failure to give Seller notice shall be deemed to be an election by Purchaser under clause (i).

9

3.3 Permitted Exceptions. “Permitted Exceptions” shall include and refer to any zoning ordinances affecting the Property, the lien of ad valorem taxes for the calendar year of the Closing Date which are not due and payable as of the Closing Date and those matters listed on the Title Policy, as hereinafter defined, to which Purchaser has no objection or is deemed to have waived objection in accordance with Paragraph 3.2. Notwithstanding the foregoing, Seller shall remove at Seller’s sole cost and expense on or prior to the Closing Date and there shall not be treated as Permitted Exceptions any liens for monetary obligations voluntarily incurred by Seller (excluding any general or special assessments that are paid in installments to the extent not required to be paid as of the Closing Date) that are not assumed by Purchaser (for such purposes, all assessments collected with ad valorem real estate taxes shall be assumed by Purchaser and represent Permitted Exceptions), including, but not limited to, any deeds of trust covering the Property which secure any financing, any mechanic’s or material’s liens against the Property unless and to the extent of work done by or on behalf of Purchaser, any tax or judgment liens against Seller and the Property and any other title exception which is capable of being removed by payment of money.

3.4 Affidavits. Seller shall execute any commercially reasonable affidavits or indemnifications in connection with the issuance of Purchaser’s Title Policy, including, but not limited to, customary affidavits in form reasonably satisfactory to Seller as to authority, the rights of tenants in occupancy, the involvement of real estate brokers in the sale of the Property and the status of mechanics’ liens.

3.5 If any additional exceptions to title or survey are disclosed after the issuance of the initial title commitment (“New Title Objections”), the parties shall address the New Title Objections in the same manner provided above in Paragraph 3.3 but subject to the times frames as set forth below under this Paragraph 3.5 so that if Purchaser disapproves any of the New Title Objections, Seller shall have three (3) days to notify Purchaser in writing of its inability or unwillingness to remove such exceptions. If Seller does not provide such written notice, Seller shall be obligated to cause such matter to be removed prior to the Closing Date. In the event Seller shall so notify Purchaser within said period, Purchaser, by written notice to Seller no later than five (5) days thereafter, may do one of the following: (i) terminate this Agreement, in which event, the Earnest Money will be returned to Purchaser, and neither party will have any further liabilities or obligations pursuant to this Agreement, except the obligations which shall expressly survive such termination; or (ii) waive such exceptions and proceed with the transaction contemplated herein. Closing may be extended by either party if necessary to allow for the parties to benefit from the full time frames set forth in this Paragraph 3.5.

10

ARTICLE 4: OPERATIONS AND RISK OF LOSS

4.1 Ongoing Operations. During the pendency of this Agreement, Seller shall carry on its business and activities relating to the Property substantially in the same manner as it did before the Date of this Agreement and in compliance with all applicable laws, codes, statutes and governmental rules, regulations and requirements. Seller shall (a) keep all existing insurance policies affecting the Property in full force and effect, (b) not make any material alterations to the Property without first obtaining Purchaser’s prior written consent, except to the extent such alterations are required by law or under any Lease and (c) not sell, assign or convey any right, title or interest whatsoever in or to the Property, or create or knowingly permit to attach any lien, security interest, easement, encumbrance, charge or condition affecting the Property.

4.2 Performance under Leases and Service Contracts. During the pendency of this Agreement, Seller will perform its obligations under the Leases and Service Contracts (as defined herein) and other agreements that may affect the Property.

4.3 New Contracts. During the pendency of this Agreement, Seller will not enter into any contract that will be an obligation affecting the Property subsequent to the Closing without Purchaser’s prior written consent (such consent not to be unreasonably withheld), except contracts entered into in the ordinary course of business that are terminable without cause prior to the Closing Date.

4.4 Leasing Arrangements. During the pendency of this Agreement, Seller shall obtain Purchaser’s consent, which Purchaser shall not unreasonably withhold, condition or delay, before entering into any Lease, amendment, expansion, or renewal. Purchaser shall be deemed to have consented to any such Lease, amendment, expansion, or renewal if it has not notified Seller as to Purchaser’s rejection of such Lease, amendment, expansion or renewal within three (3) business days after its receipt of Seller’s written request for consent, together with a description of the pertinent business terms of the Lease, amendment, expansion, or renewal. At Closing, Purchaser shall reimburse Seller to the extent provided in Paragraphs 7.2 and 7.6 for commissions and the cost of tenant and related landlord improvements paid by Seller with respect to Leases that were entered into pursuant to this Paragraph 4.4 and shall assume in writing Seller’s obligation under such commission agreements and contracts for tenant and related landlord improvements with respect to such Leases that were entered into pursuant to this Paragraph 4.4 after the Date of this Agreement.

11

4.5 Damage or Condemnation. Risk of loss resulting from any condemnation or eminent domain proceeding which is commenced or has been threatened before the Closing, and risk of loss to the Property due to fire, flood or any other cause before the Closing, shall remain with Seller. If before the Closing the Property shall be materially damaged, or if the Property or any material portion thereof shall be subjected to a bona fide written threat of condemnation or any proceedings, judicial, administrative or otherwise filed by a governmental authority having power of eminent domain, then Purchaser may terminate this Agreement by written notice to Seller given within five (5) business days after Purchaser learns of the material details of the damage or taking, in which event the Earnest Money shall be returned to Purchaser. If the Closing Date is within the aforesaid five (5) business day period, then Closing shall be extended to the next business day following the end of said five (5) business day period. If no such election is made, and in any event if the damage is not material, this Agreement shall remain in full force and effect and the purchase contemplated herein, less any interest taken by eminent domain or condemnation, shall be effected with no further adjustment, and upon the Closing of this purchase, (i) Purchaser shall receive a credit against the Initial Purchase Price Payment in the amount of any deductibles under Seller’s insurance policies in addition to a credit in the amount of any award and/or insurance proceeds that Seller has received prior to Closing, and (ii) Seller shall assign, transfer and set over to Purchaser all of the right, title and interest of Seller in and to any awards that have been or that may thereafter be made for such taking, and Seller shall assign, transfer and set over to Purchaser any insurance proceeds that, after Closing, be made for such damage or destruction. For the purposes of this paragraph, the phrases “material damage” and “materially damaged” means (a) damage costing in excess of Fifty Thousand and 00/100 Dollars ($50,000.00) to repair, whether or not such damage is covered by insurance, (b) damage which causes a material loss to the income generated by the Property or (c) damage which permits a Tenant to terminate its Lease.

4.6 Tenant Estoppels. Seller shall use good faith efforts to secure and deliver to Purchaser, no later than ten (10) days prior to the Closing Date, estoppel certificates for all Leases (including from Lease guarantors) substantially in the form attached hereto as Exhibit C or such form as may be required by the applicable Leases (hereinafter the “Tenant Estoppels”). Additionally, Seller shall use good faith efforts to obtain estoppel certificates reasonably acceptable to Purchaser from all parties to any reciprocal and/or operating easement agreements encumbering the Property, if any, by the Closing Date (the “REA Estoppels”).

12

ARTICLE 5. CONDITIONS PRECEDENT

5.1 Purchaser’s Conditions. Notwithstanding anything in this Agreement to the contrary, in addition to any other conditions precedent provided for in this Agreement, Purchaser’s obligation to purchase the Property shall be subject to and contingent upon the satisfaction or waiver of the following conditions precedent:

(a)             Title. The willingness of Title Company to issue, upon the sole condition of the payment of its regularly scheduled premium, the Title Policy, insuring Purchaser in the amount of the Purchase Price Payment that title to the Property is vested of record in Purchaser on the Closing Date subject only to the printed conditions and exceptions of such policy and any other title exceptions accepted or deemed accepted by Purchaser.

(b)            Performance. Seller’s performance or tender of performance of all its material obligations under this Agreement and the truth and accuracy in all material respects of Seller’s express representations and warranties in this Agreement as of the Closing Date, subject to Paragraph 9.3(b) below.

(c)             Casualty or Condemnation. Purchaser has not elected to terminate this Agreement pursuant to Paragraph 4.5.

(d)            Tenant Estoppels. Receipt by Purchaser of the Tenant Estoppels reasonably acceptable to Purchaser.

(e)             Required Occupancy. As of Closing, 100% of the Property (other than the Vacant Space) shall be subject to Leases covering not less than the square footage reflected on the Rent Roll attached hereto as Exhibit D. Such Leases shall be in full force and effect, all of the Tenants for such Leases shall be open for business in their respective spaces (other than as provided in Paragraphs 6.2(m) and 6.3(d)), and no Tenants under such Leases shall be delinquent in payment of Rent by more than ten (10) days.

5.2 Seller’s Conditions.

Notwithstanding anything in this Agreement to the contrary, in addition to any other conditions precedent provided for in this Agreement, Seller’s obligation to sell the Property shall be subject to and contingent upon Purchaser’s performance or tender of performance of all its material obligations under this Agreement and the truth and accuracy in all material respects of Purchaser’s express representations and warranties in this Agreement as of the Closing Date.

13

5.3 Failure or Waiver of Conditions Precedent. In the event any of the conditions set forth in Paragraphs 5.1 or 5.2 are not fulfilled or waived on or before the Closing Date, the party benefitted by such conditions may, by written notice to the other party, terminate this Agreement, whereupon all rights and obligations hereunder of each party shall be at an end except those that expressly survive any termination. Either party may, at its election, at any time or times on or before the date specified for the satisfaction of the condition, waive in writing the benefit of any of the conditions set forth in Paragraphs 5.1 and 5.2 above. In the event this Agreement is terminated as a result of any condition set forth in Paragraph 5.1, Purchaser shall be entitled to a refund of the Earnest Money and, in the case of a termination on account of Paragraph 5.1(b), Seller shall reimburse to Purchaser an amount equal to all reasonable third-party charges incurred by Purchaser, such amount not to exceed $50,000 (the “Purchaser Costs”), for all reasonable third-party costs and expenses incurred by Purchaser in its inspection of the Property including without limitation, all consultants’ fees, attorneys’ fees, and accountants’ fees, which refund obligation shall survive said termination, and neither party shall have any further rights or liabilities hereunder except for those provisions which survive the termination of this Agreement. In any event, Purchaser’s consent to the close of escrow pursuant to this Agreement shall waive any remaining unfulfilled conditions, and any liability on the part of Seller for breaches of representations and warranties of which Purchaser had knowledge as of the Closing.

ARTICLE 6: CLOSING

6.1 Closing. The consummation of the transaction contemplated herein (“Closing”) shall occur on the Closing Date as an escrow closing through the Escrow Agent. Upon completion of the deliveries pursuant to Paragraphs 6.2 and 6.3, satisfaction of the other conditions to Closing herein set forth and performance by each party of its obligations required to be performed prior to or at the Closing, the parties shall direct the Title Company to make such deliveries and disbursements according to the terms of this Agreement.

6.2 Seller’s Deliveries in Escrow. On or before the Closing Date (as the same may be extended as provided herein), Seller shall deliver in escrow to the Escrow Agent the following:

(a)             Deed. A Warranty Deed (the “Deed”) in the form attached hereto as Exhibit E, executed and acknowledged by Seller, conveying to Purchaser Seller’s good and marketable fee title to the Property, subject only to the Permitted Exceptions;

(b)            Assignment of Leases, Intangible Personal Property and Service Contracts and Bill of Sale. An Assignment of Leases, Intangible Personal Property and Service Contracts and Bill of Sale in the form of Exhibit F attached hereto, executed by Seller;

(c)             FIRPTA. A Foreign Investment in Real Property Tax Act affidavit executed by Seller;

14

(d)            An updated rent roll certified by Seller as being complete, true and correct in all material respects;

(e)             Copies of the existing insurance certificates from the Tenants and guarantors;

(f)             Certificate of Representations and Warranties reaffirming the representations and warranties set forth in Paragraph 8.1, hereinbelow;

(g)            An ALTA Statement;

(h)            Gap Undertaking, if necessary;

(i)              Applicable transfer tax declarations;

(j)              A bulk sales release, if necessary;

(k)            A termination of any management agreement relating to the Property; and

(l)              Additional Documents. Any additional documents that Purchaser, Escrow Agent or the Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement.

6.3 Purchaser’s Deliveries in Escrow. On or before the Closing Date, Purchaser shall deliver in escrow to the Escrow Agent the following:

(a)             Purchase Price. The Initial Purchase Price Payment, less the Earnest Money that is applied to the Initial Purchase Price Payment, plus or minus applicable prorations, deposited by Purchaser with the Escrow Agent in immediate, same-day federal funds wired for credit into the Escrow Agent’s escrow account. Upon receipt of all of Seller’s and Purchaser’s deliveries as required in Paragraphs 6.2 and 6.3 hereof, respectively, the initial closing step within the escrow shall be for the Escrow Agent to deliver the Initial Purchase Price Payment to Seller;

(b)            Assignment of Leases, Intangible Personal Property and Service. Contracts and Bill of Sale. An Assignment of Leases, Intangible Personal Property and Service Contracts and Bill of Sale in form of Exhibit F attached hereto, executed by Purchaser;

(c)             Additional Documents. Any additional documents that Seller, Escrow Agent or the Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement; and

6.4 Closing Statements/Escrow Fees. At the Closing, Seller and Purchaser shall deposit with the Escrow Agent executed closing statements consistent with this Agreement in the form required by the Escrow Agent.

15

6.5 Possession. Seller shall deliver possession of the Property to Purchaser at the Closing.

6.6 Post-Closing Deliveries. Immediately after the Closing, Seller shall deliver to the offices of Purchaser’s property manager: the original Leases; copies or originals of all contracts; receipts for deposits; all keys, if any, used in the operation of the Property; and, if in Seller’s possession or control, any “as-built” plans and specifications of the Improvements.

6.7 Notice to Tenants. Seller and Purchaser shall execute at Closing, and deliver to each tenant immediately after the Closing, notices regarding the sale in substantially the form of Exhibit G attached hereto, or such other form as may be required by applicable state law, and sufficient to relieve Seller from liability for the security deposits.

6.8 Closing Costs. At Closing, Seller shall pay the cost of the Title Policy (including all requested endorsements), all survey costs (including the cost of the Updated Survey), any transfer taxes or document stamp taxes imposed in connection with the recordation of the Deed, one-half of any escrow fees and one-half of the cost of recording the Deed. At Closing, Purchaser shall pay one-half of any escrow fees and one-half of the cost of recording the Deed. Each party shall pay its own attorneys’ fees. All costs and expenses of the parties’ performance of their respective obligations hereunder and the consummation of the transactions contemplated herein that have not been assumed specifically by either party under the terms hereof, shall be borne by the party incurring such cost or expense.

6.9 Close of Escrow. Upon satisfaction or completion of the foregoing conditions and deliveries, the parties shall direct the Escrow Agent to immediately record and deliver the documents described above to the appropriate parties and make disbursements according to the closing statements executed by Seller and Purchaser.

16

ARTICLE 7: PRORATIONS

Prorations and adjustments with respect to each Property shall be made as of the Closing Date with respect to such Property as set forth in this Article 7.

7.1 Prorations. If the Initial Purchase Price Payment is received by the Escrow Agent on the Closing Date, the day of Closing shall belong to Purchaser and all prorations hereinafter provided to be made as of the Closing shall each be made as of the end of the day before the Closing Date. If the Initial Purchase Price Payment is not so received by the Escrow Agent on the Closing Date, then the day of Closing shall belong to Seller and such proration shall be made as of the end of the day that is the Closing Date. In each such proration set forth below, the portion thereof applicable to periods beginning as of Closing shall be credited to Purchaser or charged to Purchaser as applicable and the portion thereof applicable to periods ending as of Closing shall be credited to Seller or charged to Seller as applicable.

(a) Scheduled Rent. All scheduled rent (including tenant reimbursements for Operating Costs [as defined in Paragraph 7.1(b) below]) and other scheduled income (and any applicable state or local tax on rent) under Leases in effect on the Closing Date shall be prorated as of the Closing. Prepaid rents received by Seller as of the Closing Date shall be credited to Purchaser at Closing. In the event any delinquent rents (rents due in the month in which the Closing Date occurs but has not been made as of the Closing Date) are collected by either Seller or Purchaser from a Tenant after Closing, Purchaser shall apply such rent first to the obligations then due and owing to Purchaser for its period of ownership and to costs of collection, remitting the balance, if any, to Seller. Purchaser will make reasonable efforts, without suit, to collect any rents applicable to the period before Closing.

(b)            Operating Costs. All payments received by Seller as of the Closing Date from tenants for the Tenants’ share of insurance premiums, common area maintenance, utilities and other operating expenses of the Property (collectively, “Tenant CAM Contributions”) that are unexpended by Seller as of the Closing Date shall be credited to Purchaser at Closing. Annual Tenant CAM Contributions which are payable by the Tenants on an annual basis for the year of Closing after the conclusion of such calendar year, shall be adjusted with the tenants within one hundred eighty (180) days after the expiration of such calendar year (or such other period of time as provided the applicable leases) and shall be apportioned between Seller and Purchaser as of the Closing Date, with Seller being entitled to the portion thereof attributable to the period of such calendar year immediately preceding the Closing Date and Purchaser being entitled to the balance of such payment. Purchaser shall pay over to Seller within thirty (30) days following receipt of the portion of the payment to which Seller is entitled; provided, however, if the amount of the Tenant CAM contributions prorated at Closing is greater than the corresponding expenses incurred by Seller, Seller shall pay the excess to Purchaser within thirty (30) days after Purchaser’s demand.

17

(c)             Taxes and Assessments. Real estate taxes and assessments collected from the Tenants for the current tax year shall be credited to Purchaser at Closing and real estate taxes and assessments imposed by governmental authority that are not yet due and payable and that are not reimbursable by Tenants under the Leases shall be prorated as of the Closing based upon one hundred percent (100%) of the most recent ascertainable assessed values and tax rates; provided, however, such amounts shall be reprorated by the parties not later than ninety (90) days following issuance of the actual tax bills. Any amount due from one party to the other pursuant to said reproration shall be paid within ten (10) days after demand by the other party.

(d)            Final Adjustment After Closing. If final prorations cannot be made at Closing for any item being prorated under this Paragraph 7.1, then Purchaser and Seller agree to allocate such items on a fair and equitable basis as soon as invoices or bills are available and applicable reconciliation with Tenants have been completed, with final adjustment to be made as soon as reasonably possible after the Closing but no later than 360 days after the Closing, to the effect that income and expenses are received and paid by the parties on an accrual basis with respect to their period of ownership. Payments in connection with the final adjustment shall be due within ten (10) days of written notice. Seller and Purchaser shall have reasonable access to, and the right to inspect and audit, the other’s books to confirm the final prorations.

7.2 Leasing Commissions and Service Contracts. Leasing commissions which are the obligation of the landlord under the Leases shall be allocated between the parties as provided hereinbelow according to whether such obligations arise in connection with (i) Leases executed prior to the Date of this Agreement, and including amendments, renewals or expansions of or under such Leases occurring after the Date of this Agreement (collectively, “Existing LC Obligations”), or (ii) Leases entered into during the pendency of this Agreement, subject to the terms and conditions of this Agreement (“New LC Obligations”).

(a)             Existing LC Obligations. If, by Closing, Seller has not paid in full Existing LC Obligations, then Purchaser shall receive a credit for such remaining costs, and Purchaser shall be responsible for paying such Existing LC Obligations.

(b)            New LC Obligations. If, by Closing, Seller has not paid in full New LC Obligations, then Purchaser shall receive a credit for such remaining costs, and Purchaser shall be responsible for paying such New LC Obligations. Purchaser will assume the obligations arising from and after the Closing Date under those service contracts affecting the Property (the “Service Contracts”) which Purchaser elects to assume in writing prior to the Closing Date. Any Service Contracts which Purchaser does not elect to assume shall be terminated as of the Closing Date and Seller shall be fully responsible for all costs and expenses incurred under such non-assumed Service Contracts.

7.3 Tenant Deposits. All tenant security deposits actually received by Seller (and interest thereon if required by law or contract to be earned thereon) and not theretofore applied to tenant obligations under the Leases (the “Transferred Security”) shall be transferred or credited to Purchaser at Closing or placed in escrow if required by law. As of the Closing, Purchaser shall assume Seller’s obligations related to the Transferred Security.

18

7.4 Utility Deposits. Purchaser shall be responsible for making any deposits required with utility companies. All utilities, including telephone, electricity, water and gas, shall be read on the Closing Date and accordingly, there will be no prorations for such utilities; provided, however, in the event a meter reading is unavailable for any particular utility as of the Closing Date, such utility shall be prorated in the manner provided in Paragraph 7.1(e).

7.5 Sale Commissions. Purchaser represents and warrants that the Purchaser has not dealt with any broker or other finder other than Marcus & Millichap (the “Broker”) in connection with its purchase of the Property. Purchaser will indemnify and hold harmless Seller from and against any and all claims, loss, liability, cost and expenses (including reasonable counsel fees) resulting from any claim that may be made against Seller by any broker or person, other than Broker, claiming a commission, fee or other compensation by reason of this transaction, if such claim arises by or on account of any act of Purchaser or Purchaser’s representatives.

Seller represents and warrants that Seller has not dealt with any broker or other finder other than the Broker in connection with the sale to Purchaser of the Property. Seller will indemnify and hold harmless Purchaser from and against any and all claims, loss, liability, cost and expenses (including reasonable counsel fees) resulting from any claims that may be made against Purchaser by any broker or person, including, without limitation, Broker, claiming a commission, fee or other compensation from Purchaser by reason of this transaction, if such claim arises by or on account of any act of the Seller or Seller’s representatives. Seller shall pay a commission to the Broker in accordance with the terms of a separate agreement.

7.6 Tenant and Related Landlord Improvements and Allowances. Tenant and related landlord improvement expenses (including all hard and soft construction costs, whether payable to the contractor or the tenant), tenant allowances and other out-of-pocket costs which are the obligation of the landlord under Leases shall be allocated between the parties as provided hereinbelow according to whether such obligations arise in connection with (i) Leases executed prior to the Date of this Agreement, and including amendments, renewal or expansion rights under such Leases as properly exercised after the Date of this Agreement (collectively, “Existing TI Obligations”), or (ii) Leases entered into during the pendency of this Agreement, subject to the terms and conditions of this Agreement (“New TI Obligations”).

(a)             Existing TI Obligations. If, by Closing, Seller has not completed and paid in full Existing TI Obligations, then Purchaser shall receive a credit for such remaining costs as reasonably agreed by Purchaser and Seller, and Purchaser shall be responsible for completing and paying such Existing TI Obligations.

(b)            New TI Obligations. If, by Closing, Seller has not completed and paid in full New TI Obligations, then Purchaser shall receive a credit for such remaining costs as reasonably agreed by Purchaser and Seller, and Purchaser shall be responsible for completing and paying such New TI Obligations.

19

ARTICLE 8: REPRESENTATIONS AND WARRANTIES

8.1 Seller’s Representations and Warranties. As a material inducement to Purchaser to execute this Agreement and consummate this transaction, Seller represents and warrants to Purchaser that, as of the date hereof.

(a)             Organization and Authority. Seller has been duly organized and is validly existing as a Wisconsin corporation. Seller has the full right and authority and has obtained any and all consents required to enter into this Agreement and to consummate or cause to be consummated the transactions contemplated hereby. This Agreement has been, and all of the documents to be delivered by Seller at the Closing will be, authorized and properly executed and constitutes, or will constitute, as appropriate, the valid and binding obligation of Seller, enforceable in accordance with their terms.

(b)            Conflicts and Pending Action. There is no agreement to which Seller is a party or to Seller’s knowledge binding on Seller which is in conflict with this Agreement. There is no action or proceeding pending or, to Seller’s knowledge, threatened against Seller or the Property, which impairs Seller’s ability to execute or perform its obligations under this Agreement.

(c)             Leases. The Rent Roll is true, complete and accurate, and, to Seller’s actual knowledge, the Leases are in full force and effect, have not been further modified or amended except as otherwise disclosed by Seller to Purchaser in writing, and neither Seller nor any Tenant (or guarantor) is in default under any of the Leases that remains uncured. The Tenants under the Leases have not prepaid rent by more than thirty (30) days. There are no Leases which affect or encumber the Property, except as expressly identified and disclosed in the Rent Roll. All tenant improvement allowances and leasing commissions and fees with respect to each such Lease (including commissions or fees relating to any renewals or extensions of any such Leases), have either been paid in full, or will be paid in full by Seller prior to or through the Closing escrow. Seller has not released any guarantors of any of the Leases and will not, prior to Closing, release any person or entity having liability under a Lease to Seller, as landlord therein.

(d)            Compliance with Law. To Seller’s knowledge, except as set forth on Schedule 8.1(d), Seller is not in actual receipt of and has not received any written notice, addressed specifically to Seller and sent by any governmental authority or agency having jurisdiction over the Property, that the Property or its use is in material violation of any law, ordinance, or regulation, including, without limitation, environmental, zoning, ADA compliance, subdivision, building or similar laws, ordinances, codes, orders or regulations, and Seller has no actual knowledge that the Property is not currently in compliance with all applicable laws and ordinances.

20

(e)             Bankruptcy. Neither Seller nor any of its managers or members have filed any petition in bankruptcy or other insolvency proceedings or proceedings for reorganization or for the appointment of a receiver or trustee for all or any substantial part of its property, nor has Seller or any of its managers or members made any assignment for the benefit of its creditors or filed a petition for an arrangement, or entered into an arrangement with creditors or filed a petition for an arrangement with creditors or otherwise admitted in writing its inability to pay its debts as they become due.

(f)             Litigation. There are no actions, suits or proceedings (including, but not limited to, bankruptcy), pending or to Seller’s knowledge, threatened against Seller or affecting Seller which, if determined adversely to Seller, would materially and adversely affect the Property or Seller’s ability to perform its obligations hereunder.

(g)            Condemnation. To Seller’s knowledge, there are no condemnation proceedings pending with respect to the Property and Seller has not received any written notice or a copy of notice from any governmental agency or official to the effect that any condemnation proceeding is contemplated in connection with the property.

(h)            Rights to Purchase. Seller has not granted any option agreements or rights of first refusal with respect to the purchase of the Property or any other unexpired rights in favor of third persons to purchase or otherwise acquire the Property.

(i)              Special Assessments. To Seller’s knowledge, there are not any current or contemplated special assessments with respect to the Property.

(j)              Service Contracts. To Seller’s knowledge, (i) Seller is not in default under any of the Service Contracts, (ii) no other parties to any of the Service Contracts are in default thereunder and (iii) all of the Service Contracts are in full force and effect and the copies delivered to Purchaser are true and complete.

(k)            Hazardous Materials. During its period of ownership of the Property, Seller has not knowingly caused or permitted any introduction, use, generation, storage, release, discharge, or disposal of any hazardous materials on, under, or about the Property. Except as is expressly disclosed in the Property Information, Seller has no actual knowledge of any use, generation, storage, release, threatened release, discharge, disposal, or presence of any hazardous materials on, under, or about the Property.

(l)              Easements. To Seller’s actual knowledge, no default or breach exists under any of the covenants, conditions, restrictions, rights of way or easements, if any, affecting all or any part of the Property.

21

(m)          Improvements and Personal Property. The Improvements and the Personal Property will be owned by Seller as of the Closing Date, free and clear of any conditional bills of sale, chattel mortgages, security agreements or financing agreements or liens or security interests of any kind.

(n)            Unemployment Taxes. To Seller’s actual knowledge, there are no employees related to the Property and therefore, there are no unemployment taxes due to any governmental authority for its employees.

(o)            Fee Owner. Seller is the sole, fee simple owner of full legal, equitable and beneficial title to the Property, free and clear of liens, security interests, adverse claims, covenants, easements and encumbrances other than the Permitted Exceptions.

8.2 Purchaser’s Representations and Warranties. As a material inducement to Seller to execute this Agreement and consummate this transaction, Purchaser represents and warrants to Seller that:

(a)             Organization and Authority. Purchaser has been duly organized and is validly existing as a corporation, in good standing in the State of Illinois and is qualified to do business in the state in which the Property is located. Purchaser has the full right and authority and has obtained any and all consents required to enter into this Agreement and to consummate or cause to be consummated the transactions contemplated hereby. This Agreement has been, and all of the documents to be delivered by Purchaser at the Closing will be, authorized and properly executed and constitutes, or will constitute, as appropriate, the valid and binding obligation of Purchaser, enforceable in accordance with their terms.

(b)            Conflicts and Pending Action. There is no agreement to which Purchaser is a party or to Purchaser’s knowledge binding on Purchaser which is in conflict with this Agreement. There is no action or proceeding pending or, to Purchaser’s knowledge, threatened against Purchaser which challenges or impairs Purchaser’s ability to execute or perform its obligations under this Agreement.

22

ARTICLE 9: DEFAULT AND DAMAGES

9.1 Default by Purchaser. If Purchaser shall default in its obligation to purchase the Property pursuant to this Agreement and such failure shall continue for a period of five (5) days after Purchaser’s receipt of notice of such default, Purchaser agrees that Seller shall have the right to require the Escrow Agent to deliver the Earnest Money to Seller as liquidated damages to compensate Seller for time spent, labor and services performed, and the loss of its bargain. Purchaser and Seller agree that it would be impracticable or extremely difficult to affix damages if Purchaser so defaults and that the Earnest Money, together with the interest thereon, represents a reasonable estimate of Seller’s damages. Seller agrees to accept the Earnest Money as Seller’s total damages and relief hereunder if Purchaser defaults in its obligation to close hereunder beyond the applicable cure period. Seller’s retention or receipt of the Earnest Money is intended not as a penalty but as full liquidated damages. If Purchaser does so default beyond the applicable cure period, this Agreement shall be terminated and Purchaser shall have no further right, title, or interest in or to the Property. Purchaser hereby waives and releases any right to, and hereby covenants that it shall not sue the Seller or seek or claim a refund of said Earnest Money for any part thereof on the grounds it is unreasonable in amount and exceeding Seller’s actual damages or that its retention by Seller constitutes a penalty and not an agreed upon and reasonable liquidated damages.

9.2 Default by Seller. In the event Seller fails to perform its obligations pursuant to this Agreement for any reason and such failure continues for a period of five (5) days after Seller’s receipt of notice of such failure, Purchaser’s sole remedy shall be to elect one of the following: (a) to terminate this Agreement, in which event Purchaser shall be entitled to the return by the Escrow Agent to Purchaser of the Earnest Money and Seller shall reimburse Purchaser for its actual out-of-pocket third party costs and expenses incurred in connection with its contemplated acquisition of the Property in an amount not to exceed $50,000.00, or (b) to bring a suit for specific performance provided that any suit for specific performance must be brought within 180 days of Seller’s default, to the extent permitted by law, Purchaser waiving the right to bring suit at any later date. Purchaser hereby waives any other rights or remedies; provided, however, in accordance with the provisions of Paragraph 9.3 below, Seller shall remain liable for any and all damages arising as a result of Seller’s breach of Seller’s Warranties or if specific performance is not available to Purchaser due to Seller’s conveyance of the Property or encumbrance thereof. This Agreement confers no present right, title or interest in the Property to Purchaser and Purchaser agrees not to file a lis pendens or other similar notice against the Property except in connection with, and after, the filing of a suit for specific performance.

23

9.3 Limitations.

(a)             Limitation Period. Seller’s Warranties and Seller’s covenants, indemnities, warranties and representations contained in any document executed by Seller pursuant to this Agreement shall survive Purchaser’s purchase of the Property only for a period commencing on the Closing Date and ending on the last day of the twelfth (12th) full calendar month after the Closing Date (the “Limitation Period”).

(b)            Disclosure. Notwithstanding any contrary provision of this Agreement, if Seller becomes aware during the pendency of this Agreement prior to Closing of any matters which make any of Seller’s Warranties untrue, Seller shall promptly disclose such matters to Purchaser in writing. In the event that Seller so discloses any matters which make any of Seller’s Warranties untrue in any material respect or in the event that Purchaser otherwise becomes aware during the pendency of this Agreement prior to Closing of any matters which make any of Seller’s Warranties untrue in any material respect, Seller shall bear no liability for such matters (provided that such untruth is not the result of Seller’s breach of any express covenant set forth in this Agreement), but Purchaser shall have the right to elect in writing on or before the Closing Date, (i) to waive such matters and complete the purchase of the Property without reduction of the Initial Purchase Price Payment in accordance with the terms of this Agreement, or (ii) as to any matters disclosed following the expiration of the Due Diligence Period, to terminate this Agreement, in which event Purchaser shall be entitled to the return by the Escrow Agent to Purchaser of the Earnest Money.

(c)             Purchaser’s Knowledge. Notwithstanding anything to the contrary provided herein, if, prior to Closing, Purchaser obtains actual knowledge that any of Seller’s Warranties are materially inaccurate or incorrect and Purchaser nonetheless proceeds with Closing, Seller shall have no liability for any such materially inaccurate or incorrect representation or warranty.

24

ARTICLE 10: EARNEST MONEY PROVISIONS

10.1 Investment and Use of Funds. At Purchaser’s option, the Escrow Agent shall invest the Earnest Money in government insured interest-bearing accounts satisfactory to Purchaser and shall not commingle the Earnest Money with any funds of the Escrow Agent or others. If the Closing under this Agreement occurs, the Escrow Agent shall apply the Earnest Money to the Initial Purchase Price Payment on the Closing Date.

10.2 Termination. Except as otherwise expressly provided herein, upon not less than five (5) business days’ prior written notice to the Escrow Agent and the other party, Escrow Agent shall deliver the Earnest Money to the party requesting the same; provided, however, that if the other party shall, within said five (5) business day period, deliver to the requesting party and the Escrow Agent a written notice that it disputes the claim to the Earnest Money, Escrow Agent shall retain the Earnest Money until it receives written instructions executed by both Seller and Purchaser as to the disposition and disbursement of the Earnest Money, or until ordered by final court order, decree or judgment, which is not subject to appeal, to deliver the Earnest Money to a particular party, in which event the Earnest Money shall be delivered in accordance with such notice, instruction, order, decree or judgment. Notwithstanding anything to the contrary contained herein, if Purchaser elects to terminate this Agreement prior to expiration of the Due Diligence Period, the Earnest Money shall be immediately returned to Purchaser and the Escrow Agent shall have no obligation to provide notice to Seller or delay delivering the Earnest Money to Purchaser for the above-referenced five (5) business day period.

10.3 Interpleader. Seller and Purchaser mutually agree that in the event of any controversy regarding the Earnest Money, unless mutual written instructions are received by the Escrow Agent directing the Earnest Money’s disposition, the Escrow Agent shall not take any action, but instead shall await the disposition of any proceeding relating to the Earnest Money or, at the Escrow Agent’s option, the Escrow Agent may interplead all parties and deposit the Earnest Money with a court of competent jurisdiction in which event the Escrow Agent may recover all of its court costs and reasonable attorneys’ fees. Seller or Purchaser, whichever loses in any such interpleader action, shall be solely obligated to pay such costs and fees of the Escrow Agent, as well as the reasonable attorneys’ fees of the prevailing party in accordance with the other provisions of this Agreement.

25

10.4 Liability of Escrow Agent. The parties acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that the Escrow Agent shall not be deemed to be the agent of either of the parties, and that the Escrow Agent shall not be liable to either of the parties for any action or omission on its part taken or made in good faith, and not in disregard of this Agreement, but shall be liable for its negligent acts and for any loss, cost or expense incurred by Seller or Purchaser resulting from the Escrow Agent’s mistake of law respecting the Escrow Agent’s scope or nature of its duties. Seller and Purchaser shall jointly and severally indemnify and hold the Escrow Agent harmless from and against all costs, claims and expenses, including reasonable attorneys’ fees, incurred in connection with the performance of the Escrow Agent’s duties hereunder, except with respect to actions or omissions taken or made by the Escrow Agent in bad faith, in disregard of this Agreement or involving negligence on the part of the Escrow Agent.

ARTICLE 11: MISCELLANEOUS

11.1 Parties Bound. Except for an assignment pursuant to Paragraph 11.14, neither Seller nor Purchaser may assign this Agreement without the prior written consent of the other party, and any such prohibited assignment shall be void; provided, however, that without the consent of Seller, Purchaser may assign this Agreement to a Permitted Assignee (defined below) on the conditions that (i) notice of such assignment is given to Seller not less than three (3) business days prior to Closing and (ii) together with such notice, Purchaser shall deliver to Seller a copy of the instrument effecting such assignment, which shall provide that such assignee assumes the liabilities and obligations of assignor under this Agreement and makes the representations and warranties provided for herein in respect of such assignee for the benefit of Seller. For purposes hereof, the term “Permitted Assignee” means a newly formed SPE entity in which an Affiliate (defined below) of The Inland Real Estate Group has a controlling interest or to an entity sponsored by Purchaser. “Affiliate” means (a) an entity that directly or indirectly controls, is controlled by or is under common control with a party, or (b) an entity at least a majority of whose economic interest is owned by a party. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the respective legal representatives, successors, assigns, heirs, and devisees of the parties.

26

11.2 Press Release. Until the Closing, neither Seller nor Purchaser will release or cause or permit to be released any press notices, or publicity (oral or written) or advertising promotion relating to, or otherwise publicly announce or disclose or cause or permit to be announced or disclosed the existence and/or economic terms or conditions or substance of this Agreement without first obtaining the written consent of the other party. The foregoing shall not preclude either party from discussing the substance or any relevant details of such transactions with any of its attorneys, accountants, professional consultants, lenders, partners, investors, or any prospective lender, partner or investor, as the case may be, or prevent either party hereto, from complying with laws, rules, regulations and court orders, including, without limitation, governmental regulatory, disclosure, tax and reporting requirements. In addition to any other remedies available to a party, each party shall have the right to seek equitable relief, including, without limitation, injunctive relief or specific performance, against the other party in order to enforce the provisions of this Paragraph 11.2.

11.3 Headings. The article and paragraph headings of this Agreement are for convenience only and in no way limit or enlarge the scope or meaning of the language hereof.

11.4 Invalidity and Waiver. If any portion of this Agreement is held invalid or inoperative, then so far as is reasonable and possible the remainder of this Agreement shall be deemed valid and operative, and effect shall be given to the intent manifested by the portion held invalid or inoperative. The failure by either party to enforce against the other any term or provision of this Agreement shall not be deemed to be a waiver of such party’s right to enforce against the other party the same or any other such term or provision in the future.

11.5 Governing Law. This Agreement shall, in all respects, be governed, construed, applied, and enforced in accordance with the law of the State of Wisconsin.

11.6 No Third Party Beneficiary. This Agreement is not intended to give or confer any benefits, rights, privileges, claims, actions, or remedies to any person or entity as a third party beneficiary, decree, or otherwise.

11.7 Entirety and Amendments. This Agreement embodies the entire agreement between the parties and supersedes all prior agreements and understandings relating to the Property. This Agreement may be amended or supplemented only by an instrument in writing executed by both parties hereto.

11.8 Time. Time is of the essence in the performance of this Agreement.

11.9 Attorneys’ Fees. Should either party employ attorneys to enforce any of the provisions hereof, the party against whom any final judgment is entered agrees to pay the prevailing party all reasonable costs, charges, and expenses, including reasonable attorneys’ fees, expended or incurred in connection therewith.

27

11.10 Notices. All notices required or permitted hereunder shall be in writing and shall be served on the parties at the addresses set forth in Paragraph 1.1. Any such notices shall be either (a) sent by overnight delivery using a nationally recognized overnight courier, in which case notice shall be deemed delivered one business day after deposit with such courier, (b) sent by facsimile or email, with written confirmation by such overnight delivery, in which case notice shall be deemed delivered upon receipt of confirmation of transmission of such facsimile or email notice, or (c) sent by personal delivery, in which case notice shall be deemed delivered upon receipt. Any notice sent by facsimile, email or personal delivery and delivered after 5:00 p.m., Chicago, Illinois time, shall be deemed received on the next business day. A party’s address may be changed by written notice to the other party; provided, however, that no notice of a change of address shall be effective until actual receipt of such notice. Copies of notices are for informational purposes only, and a failure to give or receive copies of any notice shall not be deemed a failure to give notice.

11.11 Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction - to the effect that any ambiguities are to be resolved against the drafting party - shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

11.12 Calculation of Time Periods. Unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday for national banks in the location where the Property is located, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday, or legal holiday. The last day of any period of time described herein shall be deemed to end at 5:00 p.m., Chicago, Illinois time.

11.13 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Agreement. To facilitate execution of this Agreement, the parties may execute and exchange by telephone facsimile counterparts or by email of the signature pages.

11.14 Section 1031 Exchange. Seller may consummate the sale of the Property as part of a so-called like kind exchange (the “Exchange”) pursuant to § 1031 of the Internal Revenue Code of 1986, as amended (the “Code”), provided that (i) Seller shall effect the Exchange through an assignment of its rights under this Agreement to a qualified intermediary; (ii) Purchaser shall not be required to take an assignment of the purchase agreement for the replacement property, be required to acquire or hold title to any real property for purposes of consummating the Exchange or be required to expend any additional costs or expenses to effect the Exchange; and (iii) Purchaser shall not by this agreement or acquiescence to the Exchange be responsible for compliance with or be deemed to have warranted to Seller that the Exchange in fact complies with § 1031 of the Code.

28

11.15 WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[signature page follows]

29

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year written below.

SELLER:

SOUTH MAIN CENTER, INC., a Wisconsin corporation

By:	/s/ Matthew P. Prescott
Name:	Matthew P. Prescott
Title:	President
Date:	4/3/14

PURCHASER:

INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation

By:	/s/ Matthew Tice
Name:	Matthew Tice
Title:	Vice President
Date:	4/3/14

30

JOINDER OF ESCROW AGENT

Escrow Agent has executed this Agreement in order to confirm that Escrow Agent has received and shall hold the Earnest Money, and if applicable, the Lease Escrow in escrow, and shall disburse the Earnest Money and, if applicable the Lease Escrow pursuant to the provisions of Article 10 hereof.

ESCROW AGENT:

CHICAGO TITLE INSURANCE COMPANY

By:	/s/ Nancy R. Castro
Name:	Nancy R. Castro
Title:	VP
Date:	April 4, 2014

EXHIBITS

A Legal Description

B Property Information

C Tenant Estoppel Form

D Rent Roll

E Warranty Deed

F Assignment of Leases and Contracts and Bill of Sale

G Notice to Tenants

H Intentionally Deleted

I Vacant Space Sit Plan

J Leasing Parameters

EXHIBIT A

Legal Description of Shopping Center

Parcel A:

Lot One (1) of CERTIFIED SURVEY MAP No. 3947, recorded in the Washington County Registry in Volume 25 of Certified Survey Maps on pages 143-145, as Document No. 612547, (and as corrected by Affidavit of Correction recorded on March 15, 1993, in Volume 1282 of Records, on page 442, as Document No. 626807) and being a part of Parcel 1 of Certified Survey Map No. 184 as recorded in the Washington County Registry in Volume 1 of Certified Survey Maps on page 292; and also being a part of the Southwest Quarter (SW 1/4) of the Southwest Quarter (SW 1/4) of Section Twenty-four (24), Township Eleven (11) North, Range Nineteen (19) East, City of West Bend, Washington County, Wisconsin, EXCEPTING THEREFROM that portion thereof heretofore conveyed to the City of West Bend by Warranty Deed recorded January 2, 2001 as Document No. 873023.

That part of the SW 1/4 of the SW 1/4 of Section 24, Township 11 North, Range 19 East, City of West Bend, Washington County, Wisconsin, which is bounded and described as follows:

Commencing at the southwest corner of said Section 24; thence N 89°06'33" E, along the South line of said SW 1/4 of Section 24, 211.50 feet; thence N 02°19'56" W, along an exterior boundary of CSM No. 3947 as recorded in Volume 25 on Pages 143-145 of "Certified Survey Maps of Washington County", 74.27 feet to the point of beginning of lands herein described; thence continuing N 01°19'56" W, along said exterior boundary of CSM No. 3947, 57.73 feet; thence S 89°06'33" W, along said exterior boundary of said CSM 3947, 155.29 feet to the new east right of way line of Main Street; thence S 28°05'50" E, along said new east line, 55.07 feet to the new north rigght of way line of Paradise Drive; thence N 89°06'33" E, along said new north right of way line of Paradise Drive which is parallel with and 83.00 feet northerly of said south line of the SW 1/4, 54.73 feet to an angle point in said new north right of way line; thence S 84°23'08" E, along said new north right of way line of Paradise Drive, 77.29 feet to the point of beginning.

Parcel B:

Parcel 1 of Certified Survey Map No. 2518 recorded on January 18, 1983 in Volume 13 of Certified Survey Maps on page 262 as Document No. 450881, being a part of Certified Survey Map No. 184 in the Southwest 1/4 of the Southwest 1/4 of Section 24, Township 11 North, Range 19 East, City of West Bend, County of Washington, State of Wisconsin.

ADMI

EXHIBIT B

PROPERTY INFORMATION

PROPERTY:				Seller Comments
A	FINANCIAL INFORMATION
Required within three (3) days after acceptance of agreement.
	1	Tenant Reconciliations
		a	Copies of CAM / Tax / Insurance Reconciliations for all tenants, and all supporting Invoices for the prior three (3) full years, as well as current Year-To-Date Invoices. (See "Expense Information" below for list of typical expense items for which historical invoices will need to be provided.)
		b	Tenant Ledgers - Statement of current monthly amounts paid by tenants for CAM / Tax / Insurance plus a year-to-date balance of amounts paid by each tenant
		c	CAM & Tax Recovery Summary - Most Current Year

	2	General Ledger
		a	General ledger detail for income statement accounts for the prior three (3) years ending December 31
		b	Year-to-date general ledger statement

	3	Operating Statements
		a	Prior five full years income / operating statements ending December 31
		b	Income / Operating Statement from January 1 through the end of the most recent quarter.
		c	Year-to-date income / operating statement
		d	Balance Sheet as of December 31 of previous year
		e	Current year / full year operating budgets
		f	Following year budget

4	Leases
	a	Copies of all leases, amendments and any guarantees
	b	Copies of any REA, OEA, easements and encumbrances, owner association documents, if applicable.
	c	Standard Lease form.

5	Rent Roll
	a	Current Rent Roll
	b	Rent Roll as of December 31 of prior five (5) years
	c	Rent information for any tenant who occupied a space during previous year, including vacated tenants as of December 31 of previous year.
	d	Future rent information for any tenant to occupy a space in the current year whose lease was signed and finalized as of December 31 of the previous year.
	e	Historical report detailing free rent/stopped rent/abated rent periods going back 24 months from contract date.

Additional items required as soon as possible.

6	Commencement Letters to Tenants

7	Latest leasing status report

8	Summary of recent lease transactions including rate and tenant improvement allowances

9	Percentage Rent
	a	List of current tenants on percentage rent only or percentage rent in lieu basis
	b	Summary of percentage rents for the year ended December 31 of previous year and related support

10	List of specialty license agreements

11	Copies of bills for Real Estate Taxes (last three years)

12	Seller's Insurance
	a	Liability - copy of Declaration page for current and previous three years
	b	Property - copy of Declaration page for current and previous three years
	c	Property and Liability loss runs
	d	Elevation Certification for Flood Insurance

13	Information related to any recent CAM or Tax Audits, including copies of reports

14	Leakage report of reimbursable expenses by tenant

15	Receivables status / Aging Report

16	Tenant Sales reports for last three years (absolutely required for tenants who have kick-outs for sales or who paid percentage rent.)

17	Tenant financial statements (non-anchor tenants)

18	Lease Expirations
	a	Next three years
	b	Status of expirations, with kick-outs, with respect to renewal possibilities

	19	Description and breakdown of Promotional Income and Marketing Fund

	20	Leasing Plan

B	EXPENSE INFORMATION
	1	Utility Bills - 36 months of consecutive bills noting tenants metered separately and/or paying directly and which are included in CAM
		a	Water
		b	Gas
		c	Electric
		d	Telephone and dedicated lines (alarms)

	2	Service Agreements - Copies of all service agreements , contracts or leases that encumber the property noting tenants who pay contractors directly.
		a	List of Venders - Including current contact, address and phone.
		b	Service Agreements
			i	Fire / Sprinkler / Burglar Alarms
			ii	Antenna Cable / Satellite Dish
			iii	Cleaning
			iv	Exterminating
			v	Landscaping
			vi	Scavenger
			vii	Security Service
			viii	Snow Removal
			ix	Towing
			x	Union Contracts
			xi	Elevator
			xii	Uniform Rental
			xiii	Water Softeners
			xiv	Leasing
			xv	Management Agreement
			xvi	Advertising
			xvii	Tax reduction legal fees
			xviii	Any other service contracts or leases not cancelable in 90 days

	3	Detail of legal fees and any legal matters related to the property and/or tenants

	4	Capital Improvements
		a	Capital improvements over the last 36 months
		b	Five-year capital expenditure forecast
		c	Assignable warranties (other than roof)

Required within three (3) days after acceptance of agreement.
C	ENVIRONMENTAL REPORTS - Existing Phase I (and Phase II, if applicable)

D	STAFFING
	1	Itemized by position and salary

E	SITE INSPECTIONS
	1	Inspection Report
	2	Photos

F	MISCELLANEOUS
	1	Code Violations
		a	Current and outstanding
		b	Last 24 months with compliance
		c	Contact municipalities as to other problems

	2	Copies of all warranties
		a	Roof
		b	HVAC Units
		c	Construction

	3	Current Tenant Contact List with Current Billing Addresses

	4	Certificates of Insurance for each tenant

	5	Appraisal – Existing

	6	Copy of Management Agreement

7	Marketing / Leasing Brochures

8	Survey

9	Site Plan

10	Building Photographs and aerials

11	Certificates of Occupancy

12	Zoning Letter

13	Building Plans and Specifications

14	Estoppels (Tenants, Guarantors, REAs, OEAs, Association's, if any)

15	Engineering (Property Condition) Report

Base Rent / Physical Occupancy Previous Five Years
Year Ending December 31	Occupancy Rate as of December 31	Effective Annual Rental Rate as of December 31
2012
2011
2010
2009
2008

EXHIBIT C

TENANT ESTOPPEL

TENANT ESTOPPEL CERTIFICATE

To:

Inland Real Estate Acquisitions, Inc.,

IREIT                          , L.L.C., a Delaware limited liability company,

its lenders, and their respective successors and assigns (“Purchaser”)

2901 Butterfield Road

Oak Brook, Illinois 60523

Attn: Sharon Anderson-Cox

Re:	Lease Agreement dated as amended (“Lease”), between as “Landlord”, and as “Tenant”, guaranteed by as (“Guarantor”) for leased premises known as (the “Premises”) of the property commonly known as (the “Property”).

1.	Tenant hereby certifies that the following represents with respect to the Lease are accurate and complete as of the date hereto.

	a.	Dates of all amendments, letter agreements, modifications and waivers related to the Lease

	b.	Commencement Date

	c.	Expiration Date

	d.	Current Annual Base Rent

	e.	Fixed or CPI Rent Increased Amount Adjustment Date Rental

	f.	Square Footage of Premises

	g.	Security Deposit Paid to Landlord

	h.	Renewal Options Additional Terms years at $ per year

	i.	Termination Options Termination Date: Fees Payable:

2.	Tenant further certifies to Purchaser that:

	a.	The Lease is presently in full force and effect and represents the entire agreement between Tenant and Landlord with respect to the Premises;

	b.	The Lease has not been assigned and the Premises have not been sublet by Tenant;

	c.	Tenant has accepted and is occupying the Premises, all construction required by the Lease has been completed and any payments, credits or abatements required to be given by Landlord to Tenant have been given;

	d.	Tenant is open for business or is operating its business at the Premises;

	e.	No installment of rent or other charges under the Lease other than current monthly rent has been paid more than 30 days in advance and Tenant is not in arrears on any rental payment or other charges;

	f.	Landlord has no obligation to segregate the security deposit or to pay interest thereon;

	g.	Landlord is not in default under the Lease and no event has occurred which, with the giving of notice or passage of time, or both, could result in a default by Landlord;

	h.	Tenant has no existing defenses, offsets, liens, claims or credits against the payment obligations under the Lease and there are no sums or allowance due to Tenant from Landlord that have not been paid;

	i.	Tenant has not been granted any options or rights to terminate the Lease earlier than the Expiration Date (except as stated in paragraph 1(i));

	j.	Tenant has not been granted any options or rights of first refusal to purchase the Premises or the Property;

	k.	Tenant has not received notice of violation of any federal, state, county or municipal laws, regulations, ordinances, orders or directives relating to the use or condition of the Premises or the Property;

	l.	Tenant has not received any notice of a prior sale, transfer, assignment, pledge or other hypothecation of the Premises or the Lease or of the rents provided for therein;

	m.	Tenant has not filed, and is not currently the subject of any filing, voluntary or involuntary, for bankruptcy or reorganization under any applicable bankruptcy or creditors rights laws; and

	n.	Rent has been paid through , 2014.

3.	This certification is made with the knowledge that Purchaser is about to acquire title to the Property. All rent payments under the Lease shall continue to be paid to Landlord in accordance with the terms of the Lease until Tenant is notified otherwise in writing by Purchaser or its successors and assigns. In the event that a lender succeeds to Landlord’s interest under the Lease, Tenant agrees to attorn to the lender at Lender’s request, so long as the lender agrees that unless Tenant is in default under the Lease, the lease will remain in full force and effect. Tenant further acknowledges and agrees that Purchaser (including its lender), their respective successors and assigns shall have the right to rely on the information contained in this Certificate. The undersigned is authorized to execute this Tenant Estoppel Certificate on behalf of Tenant.

[TENANT]

By:
Its:
Date:

EXHIBIT D

RENT ROLL

EXHIBIT E – WARRANTY DEED

State Bar of Wisconsin Form 1-2003

WARRANTY DEED

Document Name

Document Number

=====================================================

THIS DEED, made between

(“Grantor,” whether one or more), and                                                                       Recording Area

                                                                                                                              =============================

                                                                                                                                  Name and Return Address

                                                                                                                   =============================

(“Grantee,” whether one or more).

Grantor for a valuable consideration, conveys to Grantee the following                     Parcel Identification Number (PIN)

described real estate, together with the rents, profits, fixtures and other

appurtenant interests, in             County, State of Wisconsin (“Property”)               This (is) (is not) homestead property.

(if more space is needed, please attach addendum):

Grantor warrants that the title to the Property is good, indefeasible, in fee simple and free and clear of encumbrances except:

Dated

(SEAL)	(SEAL)
*	*
(SEAL)	(SEAL)
*	*

Authentication	Acknowledgement

Signature(s)	STATE OF

Authenticated on	COUNTY

Personally came before me on
*	The above-named
TITLE: MEMBER STATE BAR OF WISCONSIN
(If not, authorized by Wis. State. 706.06)	to me known to be the person(s) who executed the foregoing instrument and acknowledged the same.
*
THIS INSTRUMENT DRAFTED BY:	Notary Public, State of
My commission (is permanent) (expires: )

(Signatures may be authenticated or acknowledges. Both are not necessary).

NOTE: THIS IS A STANDARD FORM. ANY MODIFICATION TO THIS FORM SHOULD BE CLEARLY IDENTIFIED.

WARRANTY DEED               © 2003 STATE BAR OF WISCONSIN               FORM NO. 1-2003

*Type name below signatures.

30

EXHIBIT F

ASSIGNMENT OF LEASES INTANGIBLE PERSONAL PROPERTY AND SERVICE CONTRACTS AND BILL OF SALE

This instrument is executed and delivered as of the ________ day of __________, 2014 pursuant to that certain Purchase and Sale Agreement (“Agreement”) dated__________, 2014, by and between , a (“Seller”), and a , (“Purchaser”), covering the real property described in Exhibit A attached hereto (“Real Property”).

1. Sale of Personalty. For good and valuable consideration, Seller hereby sells, transfers, sets over and conveys to Purchaser the following (the “Personal Property”):

(a)             Tangible Personalty. All of Seller’s right, title and interest, if any, in and to all the furniture, fixtures, equipment, and other tangible personal property owned by Seller and located in or on the Real Property except any such personal property belonging to tenants under the Leases or the management agent; and

(b)            Intangible Personalty. All the right, title and interest of Seller, if any and without warranty, in and to assignable licenses and permits relating to the operation of the Property, assignable guaranties and warranties from any contractor, manufacturer or other person in connection with the construction or operation of the Property, and the right to use the name of the Property (if any), but specifically excluding any right, title or interest of Seller in any trademarks, service marks and trade names of Seller and with reservation by Seller to use such name in connection with other property owned by Seller in the vicinity of the Property.

2. Assignment of Leases and Contracts. For good and valuable consideration, Seller hereby assigns, transfers, sets over and conveys to Purchaser, and Purchaser hereby accepts the following:

(a)             Leases. All of the landlord’s right, title and interest in and to the tenant leases listed in Exhibit B attached hereto (“Leases”);

(b)            Service Contracts and Commission Agreements. Seller’s right, title and interest in and to the service contracts and commission agreements described in Exhibit C attached hereto (the “Contracts”).

3. Assumption. Purchaser hereby accepts and assumes the obligations of Seller under the Leases and Contracts.

4. Indemnity. As a material consideration hereof, Seller agrees to indemnify, protect, defend and hold Purchaser harmless from and against any and all claims, damages, losses, costs and expenses (including attorney’s fees and costs) arising in connection with the Leases and Contracts which relate to the period prior to the date hereof, including, without limitation, claims for the return of security deposits held with respect to the Leases and those leases of the Property which expired prior to the date hereof, to the extent that such security deposits have not been credited to Purchaser, and Purchaser agrees to so indemnify, defend and hold Seller harmless from and against all such claims, damages, losses, costs and expenses arising in connection with the Leases and Contract, and the security and other tenant deposits transferred (or credited) by Seller to Purchaser (including attorney’s fees and costs) which relate to the period subsequent to the date hereof.

5.               Warranty of Title to Leases and Contracts. Seller warrants that it has not assigned the Leases and Contracts to any other person or entity except in connection with any Permitted Exceptions.

6.               Agreement Applies. The covenants, agreements, disclaimers, representations, warranties, indemnities and limitations provided in the Agreement with respect to the Property (including, without limitation, the limitations of liability provided in the Agreement), are hereby incorporated herein by this reference as if herein set out in full and shall inure to the benefit of and shall be binding upon Purchaser and Seller and their respective successors and assigns.

IN WITNESS WHEREOF, the undersigned have caused this instrument to be executed as of the date written above.

SELLER:

By:

Name:

Title:

PURCHASER:

By:

Name:

Title:

EXHIBIT G

NOTICE TO TENANTS

[Date]

Re: [Name of Property]

Dear Tenant:

Please be advised that the premises of which you are a tenant at the above-referenced property, and the landlord’s interest in your lease, were purchased on this date from (“Seller”), by (“Purchaser”). Any security deposits were transferred to Purchaser. All payments, rent and otherwise, should be made payable to:_______________ and directed to:

Very truly yours,

SELLER:

By:
Name:
Title:

PURCHASER:

By:
Name:
Title:

EXHIBIT H

INTENTIONALLY DELETED

EXHIBIT I

VACANT SPACE SITE PLAN

Vacant
UnBuilt
Butternut Street
South Main Street
Paradise Drive
8' TALL BOARD-ON-BOARD FENCE
COMPACTOR ENCLOSURE
PICK 'N SAVE
TRUCK DOCKS
FLAGPOLE
CART CORRAL (TYPICAL)
LOADING / UNLOADING AREA
TRASH ENCLOSURE
MONUMENT SIGN
EXISTING MONUMENT SIGN

SITE DATA

PARCEL AREA = 394,204 S.F. (9.05 ACRES)
BUILDING AREA = 84,863 S.F.
FUTURE BUILDING AREA = 10,182 S.F. (8.70%)
PARKING PROVIDED = 445 SPACES
ACCESSIBLE STALLS PROVIDED = 15 SPACES
PARCEL ZONING = B1 (COMMUNITY BUSINESS DISTRICT)

GRAPHIC SCALE 1" = 50'

EXHIBIT J

LEASING PARAMETERS

1.	The proposed use shall be a use typically found in retail centers of this type.
2.	The proposed use shall be subject to Purchaser’s reasonable right of approval based upon the proposed tenant use in consideration of duplicate uses at the Property and duplicate uses at properties of the same size and class as the Property (other than cell phone service providers which may be duplicative).
3.	The proposed use shall not violate any exclusives (nor any prohibited uses) existing in any other tenant’s lease or covenants existing in any other documents of record.
4.	The lease is for an original term of not less than 5 years, nor more than 15 years.
5.	No concessions shall be provided to the tenant (e.g., free rent, CAM, taxes, insurance relief, TI’s) which would be at Purchaser’s expense. Concessions granted at Seller’s expense are permitted, subject to Purchaser’s approval and the terms of these Leasing Parameters (e.g. #16).
6.	All leases (other than leases with national tenants and tenants in excess of 7,500 square feet) shall be prepared substantially in accordance with Inland’s standard lease form subject to commercially reasonable variances and prevailing market parameters such as those found in the existing center.
7.	The proposed tenant or operator has successful retail and/or business operating experience including, but not limited to, three years in the type of business to be operated at the leased premises. In the absence of three years experience, the proposed tenant must be an approved franchisee of a recognized franchisor.
8.	Co-tenancy: Maximum of 65% non anchor tenant, not including shadow anchors.
9.	The proposed non-national credit tenant and/or lease guarantor has an aggregate net worth of at least two years of the total aggregate annualized rent, including all expenses, for any tenant of the leased premises, together with a credit rating reasonably acceptable to Purchaser. Additionally, guarantor shall have liquid assets equivalent to 18 months of aggregate rent at the time of lease execution.
10.	Said leases shall average at least 10% increases every five years.

11.	The tenant’s lease will not include rent reductions or early termination clauses of any kind prior to the end of the 5th lease year except for customary casualty and condemnation provisions.
12.	In addition to tenant’s base rent, the leases will include 100% reimbursement for taxes, insurance and common area maintenance (subject to caps on increases in CAM which are consistent with market conditions and conservative estimates of said increases and as approved by Purchaser), including either a 10% (of CAM) administrative charge or a 4.5% management fee. Provided, however, that caps on CAM shall not apply to the so-called “uncontrollable expenses” in any event: snow removal and fuel related surcharges as well as utilities and insurance.
13.	Purchaser shall act in a commercially reasonable manner and in good faith during its review and determination of the credit worthiness of any tenant and/or guarantor. Purchaser agrees to respond to Seller deliveries of tenant/guarantor credit information within 10 business days after its receipt by Purchaser, otherwise said tenant/guarantor credit worthiness shall be deemed approved by Purchaser.
14.	Tenant improvement allowances, free rent, leasing commissions and similar costs shall be paid by Seller or otherwise credited to Purchaser for payment when due. Such expenses shall be at market.
15.	Tenant improvement allowances provided in a proposed lease shall be at market rates, not to exceed $35.00 per square foot for 1st generation space (over vanilla shell).
16.	No proposed tenant shall be: (i) under common ownership and/or control of Seller, nor (ii) related (in the context of familial relations and also in the context of business relations) to Seller or its respective constituent partners, members, owners, etc.

FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

This FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this "Amendment") is made and entered into as of the 9th day of June, 2014, by and between SOUTH MAIN CENTER, INC., a Wisconsin corporation ("Seller"), and INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation ("Purchaser").

Preliminary Statements:

The following Preliminary Statements are a material part of this Amendment:

A. Seller and Purchaser entered into that certain Purchase and Sale Agreement dated April 4, 2014 (the "Agreement"), relating to certain premises located in West Bend, Wisconsin and more particularly described in the Agreement (the “Property”).

B. Seller and Purchaser desire to amend the terms of the Agreement as set forth in this Amendment.

NOW, THEREFORE, for and in consideration of the covenants and premises contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Seller and Purchaser, Seller and Purchaser agree as follows:

Agreements:

1.1            Roof Escrow. At Closing, Seller shall deliver to Escrow Agent the sum of $40,000.00 (the “Roof Escrow”), such amount being agreed to by Seller and Purchaser as the amount necessary to repair the roof on the vacant building located on the Property to the north of the Pick ‘n Save grocery store (the “Vacant Building Roof”). The Roof Escrow shall be collected from Seller on the sale closing statement and disbursed according to the terms set forth herein and in accordance with an escrow agreement executed by Seller, Purchaser and Escrow Agent. In order for Seller to receive a refund of the Roof Escrow from Escrow Agent, Seller shall be required to repair the Vacant Building Roof to Purchaser’s reasonable satisfaction prior to expiration of the Earnout Period (the “Roof Condition”). Upon Seller’s satisfaction of the Roof Condition prior to expiration of the Earnout Period, the Roof Escrow shall be refunded to Seller by Escrow Agent. If the Roof Condition is not satisfied prior to expiration of the Earnout Period, the Roof Escrow shall be refunded to Purchaser by Escrow Agent.

1.2            Earnout. The second (2nd) paragraph of Section 1.5 of the Agreement is deleted in its entirety and replaced with the following: “It is expressly understood that (i) Seller shall waive its right to any remaining Earnout Payments for the Vacant Space if the Earnout Requirements with respect to the Vacant Space have not been satisfied within twenty-four (24) months after the Closing Date and (ii) no tenant for a Vacant Space can be Seller or an affiliate of Seller.”

1.3            Defined Terms. All undefined capitalized terms in this Amendment shall have the same meanings as in the Agreement, unless otherwise defined herein.

1.4            Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original. Facsimile or electronic (email) copies of the signature pages to this Amendment shall be deemed to be originals for all purposes of this Amendment.

1.5            Effect of Amendment. Except as specifically modified by this Amendment, all of the terms and conditions of the Agreement, including, but not limited to, any additional closing conditions set forth in the Agreement, shall remain in full force and effect, and are hereby ratified and confirmed by Seller and Purchaser. Notwithstanding the foregoing, in the event there is any conflict between the terms and provisions of the Agreement and this Amendment, the terms and provisions of this Amendment shall control.

1.6            Modifications. This Amendment and the Agreement cannot be modified in any manner other than by written modification executed by Seller and Purchaser.

1.7            Successors and Assigns. This Amendment is binding upon and inures to the benefit of Seller and Purchaser and their respective successors and assigns.

1.8            Representations and Warranties. Seller and Purchaser represent and warrant to each other respectively that they have the requisite power and authority to enter into this Amendment; that all necessary and appropriate approvals, authorizations and other steps have been taken to effect the legality of this Amendment; that the signatories executing this Amendment on behalf of Seller and Purchaser have been duly authorized and empowered to execute this Amendment on behalf of Seller and Purchaser, respectively; and that this Amendment is valid and shall be binding upon and enforceable against Seller and Purchaser and their respective successors and assigns and shall inure to the benefit of Seller and Purchaser and their respective successors and assigns.

[signature page follows]

IN WITNESS WHEREOF, Seller and Purchaser have duly executed this Amendment as of the day and year first written above.

SELLER:

SOUTH MAIN CENTER, INC., a Wisconsin corporation

By:	/s/ Matthew P. Prescott
Name:	Matthew P. Prescott
Title:	President

PURCHASER:

INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation

By:	/s/ Matthew Tice
Name:	Matthew Tice
Title:	Vice President

SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT

This SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT (this "Amendment") is made and entered into as of the 23rd day of June, 2014, by and between SOUTH MAIN CENTER, INC., a Wisconsin corporation ("Seller"), and INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation ("Purchaser").

Preliminary Statements:

The following Preliminary Statements are a material part of this Amendment:

A. Seller and Purchaser entered into that certain Purchase and Sale Agreement dated April 4, 2014, as amended by that certain First Amendment to Purchase and Sale Agreement dated June 9, 2014 (collectively, the "Agreement"), relating to certain premises located in West Bend, Wisconsin and more particularly described in the Agreement (the “Property”).

B. Seller and Purchaser desire to amend the terms of the Agreement as set forth in this Amendment.

NOW, THEREFORE, for and in consideration of the covenants and premises contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Seller and Purchaser, Seller and Purchaser agree as follows:

Agreements:

1.               Closing Date. Notwithstanding anything to the contrary contained in the Agreement, including, but not limited to, Section 1.1(h) of the Agreement, the Closing Date shall be July 15, 2014.

2.               Defined Terms. All undefined capitalized terms in this Amendment shall have the same meanings as in the Agreement, unless otherwise defined herein.

3.               Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original. Facsimile or electronic (email) copies of the signature pages to this Amendment shall be deemed to be originals for all purposes of this Amendment.

4.               Effect of Amendment. Except as specifically modified by this Amendment, all of the terms and conditions of the Agreement, including, but not limited to, any additional closing conditions set forth in the Agreement, shall remain in full force and effect, and are hereby ratified and confirmed by Seller and Purchaser. Notwithstanding the foregoing, in the event there is any conflict between the terms and provisions of the Agreement and this Amendment, the terms and provisions of this Amendment shall control.

5.               Modifications. This Amendment and the Agreement cannot be modified in any manner other than by written modification executed by Seller and Purchaser.

6.               Successors and Assigns. This Amendment is binding upon and inures to the benefit of Seller and Purchaser and their respective successors and assigns.

7.               Representations and Warranties. Seller and Purchaser represent and warrant to each other respectively that they have the requisite power and authority to enter into this Amendment; that all necessary and appropriate approvals, authorizations and other steps have been taken to effect the legality of this Amendment; that the signatories executing this Amendment on behalf of Seller and Purchaser have been duly authorized and empowered to execute this Amendment on behalf of Seller and Purchaser, respectively; and that this Amendment is valid and shall be binding upon and enforceable against Seller and Purchaser and their respective successors and assigns and shall inure to the benefit of Seller and Purchaser and their respective successors and assigns.

[signature page follows]

IN WITNESS WHEREOF, Seller and Purchaser have duly executed this Amendment as of the day and year first written above.

SELLER:

SOUTH MAIN CENTER, INC., a Wisconsin corporation

By:	/s/ Matthew P. Prescott
Name:	Matthew P. Prescott
Title:	President

PURCHASER:

INLAND REAL ESTATE ACQUISITIONS, INC., an Illinois corporation

By:	/s/ Sharon Anderson-Cox
Name:	Sharon Anderson-Cox
Title:	SVP